UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation	20-2777218

550 South Tryon Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices, including Zip code)

(704) 382-3853
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

o            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    On December 13, 2018, Annette K. Clayton was appointed to the Board of Directors (the “Board”) of Duke Energy Corporation (the “Corporation”), effective January 7, 2019. Ms. Clayton has been appointed to the Board’s Audit Committee and Nuclear Oversight Committee, effective January 7, 2019.

Ms. Clayton has been President and Chief Executive Officer of Schneider Electric’s (“Schneider”) North America Operations, Chief Supply Chain Officer and Member of the Executive Committee, since June 2016. From May 2011 to June 2016 she served as Executive Vice President of Schneider and Member of the Executive Committee, Hong Kong. Prior to her employment at Schneider, Ms. Clayton served at Dell, Inc. as Vice President of Global Supply Chain Operations and Vice President of Dell Americas operations, and at General Motors as President of their Saturn subsidiary, Corporate Vice President of Global Quality and a member of their strategy board. Ms. Clayton also serves on the Board of Directors of Polaris Industries Incorporated.

The Board has determined that Ms. Clayton is independent pursuant to the Corporation’s Standards for Assessing Director Independence, the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (“SEC”). In making the determination regarding Ms. Clayton’s independence, the Board considered various transactions between the Corporation and Schneider for the purchase of goods and services which are not material to either the Corporation or Schneider. The Board determined that Ms. Clayton had no material interest in the transactions between the Corporation and Schneider and that such transactions were in the best interests of the shareholders of the Corporation as they have been entered into in the ordinary course of business on terms that are negotiated on an arm’s length basis.

Ms. Clayton’s directorship will expire, along with the Corporation’s other directors’ terms, at the next annual meeting of shareholders.

As a non-employee director of the Corporation, Ms. Clayton will receive a pro-rated payment of the cash and stock annual retainer, will be eligible for other retainers (if applicable) in accordance with the Corporation’s Director Compensation Program, as set forth on Exhibit 10.43 of the Corporation’s Form 10-K, filed with the SEC on February 21, 2018, and will be eligible to participate in the Corporation’s Directors’ Savings Plan, which is described in the Annual Proxy Statement filed with the SEC on March 22, 2018. Ms. Clayton is subject to the Corporation’s Stock Ownership Guidelines, which require outside directors to own Duke Energy Corporation common stock (or common stock equivalents) with a value equal to at least five times the annual cash retainer (i.e., an ownership level of $625,000) or retain 50% of their vested annual equity retainer until such minimum requirements are met.

(e)    On December 13, 2018, the Board approved an amendment to the Duke Energy Corporation 2015 Long-Term Incentive Plan, previously filed as Appendix C to the Corporation’s proxy statement filed with the SEC on March 26, 2015 (the “Plan”), to provide for a minimum one-year vesting period for awards granted under the Plan on and after December 13, 2018, subject to certain exceptions. A copy of this amendment is attached to this Form 8-K as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.1 Amendment to the Duke Energy Corporation 2015 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: December 13, 2018	By: /s/ David B. Fountain
David B. Fountain
Senior Vice President, Legal
Chief Ethics and Compliance Officer
Corporate Secretary